Exhibit 2.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to ASSET PURCHASE Agreement (this “Amendment”) is made by and between ReShape Lifesciences Inc., a Delaware corporation (“ReShape”), and Ninjour Health International Limited, a private limited company incorporated under the laws of United Kingdom (together with ReShape, the “Parties”), effective as of the date of the last signature below.

A.           The Parties entered into an Asset Purchase Agreement dated July 8, 2024 (the “Agreement”).

B.            The Agreement may be amended by a written instrument signed by both Parties and the Parties desire to amend the Agreement as set forth herein.

In consideration of the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.             Amendment to Section 1.5. The reference to “US$5,164,000” in Section 1.5 of the Agreement is hereby replaced with “US$2,250,000.”

2.             Amendment to Section 7.1(c). The reference to “March 31, 2025” in Section 7.1(c) of the Agreement is hereby replaced with “June 30, 2025.”

3.             Effect on Agreement. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Asset Purcahse Agreement to be duly executed as of the day and year first above written.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Name: Paul F. Hickey
Title: President and Chief Executive Officer
Date: April 23, 2025

Ninjour Health International Limited

By:	/s/ Jitendra Hedge
Name: Jitendra Hedge
Title: Director
Date: April 25, 2025